Exhibit (e)(2)


                             UNDERWRITING AGREEMENT


     THIS AGREEMENT is made as of January 1, 2008 by and between PFPC DISTRIBUTORS, INC., a Massachusetts corporation ("Distributor"), and the HIGHMARK FUNDS, a Massachusetts business trust (the "Trust").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Trust identified on Exhibit A hereto (each a "Fund" and collectively, the "Funds"), as amended from time to time, which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Trust's Registration Statement on Form N-1A (the "Registration Statement"); and

     WHEREAS, the Trust wishes to retain Distributor to serve as principal underwriter and distributor for the Trust to provide for the sale and distribution of the Shares of the Funds identified on Exhibit A and for such additional classes or series as the Trust may issue, and Distributor wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        DEFINITIONS.

          As used in this Agreement:

          (a)  "1933 ACT" means the Securities Act of 1933, as amended.

          (b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          (c)  "1940 ACT" means the Investment Company Act of 1940, as amended.

          (d) "AUTHORIZED PERSON" means any officer of the Trust and any other person duly authorized by the Trust's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust or any Fund. An initial list of such persons is attached as Exhibit B. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.



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          (e)  "FINRA" means the Financial Industry Regulatory Authority

          (f) "INTELLECTUAL PROPERTY RIGHTS" means copyright rights, patent rights, trade secret rights, and any other proprietary or intellectual property rights recognized in any jurisdiction in the world.

          (g) "ORAL INSTRUCTIONS" mean oral instructions received by Distributor from an Authorized Person or from a person reasonably believed by Distributor to be an Authorized Person. Distributor may in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

          (h) "REGISTRATION STATEMENT" means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Trust or any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

          (i)  "SEC" means the United States Securities and Exchange Commission.

          (j)  "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, and the 1940
               Act.

          (k) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized Person (or a person reasonably believed by Distributor to be an Authorized Person) and received by Distributor or (ii) trade instructions transmitted (and received by Distributor) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.        APPOINTMENT.

          The Trust hereby appoints Distributor to serve as the principal underwriter and distributor of its Shares of the Funds in accordance with the terms set forth in this Agreement. Distributor accepts such appointment and agrees to furnish such services. The Trust understands that Distributor is now, and may in the future be, the principal underwriter of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Funds. The Trust further understands that investors and potential investors in the Funds may invest in shares of such other Investment Entities. The Trust agrees that Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Trust or any Fund under this Agreement; provided that, Distributor shall not unreasonably favor duties for other Investment Entities over duties for the Trust.


Underwriting Agreement as of January 1, 2008                        Page 2 of 29
between PFPC Distributors, Inc. and HighMark Funds

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          Distributor shall be under no duty to take any action hereunder on behalf of the Trust or any Fund except as specifically set forth herein or as may be specifically agreed to by Distributor and the Trust in writing.

3.        DUTIES AND OBLIGATIONS OF DISTRIBUTOR.

          (a) Distributor will act as principal underwriter on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the underwriting and distribution services outlined below and as follows: (i) preparation and execution of selling and/or or servicing agreements, (ii) preparation of quarterly Rule 12b-1 Reports to the Board, (iii) advertising and sales literature review, recommendations and submission to the FINRA.

          (b) As a Fund Member of the National Securities Clearing Corporation ("NSCC"), Distributor will establish a NSCC participant number for the Trust and will provide an interface for the Trust for trading and settling transactions through the facilities of the NSCC ("NSCC Interface"). Distributor will ensure that the Trust's NSCC participant number is properly established and maintained.

          (c) Distributor will provide reports and assistance to, and enter into any necessary contracts with, the third party agent servicing Class B shares for the Trust, if necessary.

          (d) Distributor hereby grants to the Trust a limited, nonexclusive, nontransferable right to access and utilize its Principal Review web portal and software system for the review and submission of advertising and sales literature ("Distributor Software") and such license shall immediately be terminated with the termination of this Agreement. No right is granted for use of the Distributor Software by any third party affiliated with the Trust unless such third party is approved in advance by Distributor. Distributor and its licensors reserve all rights in the Distributor Software and related documentation not expressly granted to the Trust herein. Distributor and its suppliers will continue to own all of their respective right, title, and interest in and to the Distributor Software, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets and other related legal rights utilized in connection with the services provided and their respective Intellectual Property Rights therein. The Trust will own its respective right, title, and interest in and to any and all data, information, records, files, input materials, reports, and forms received, maintained, computed, stored, processed, created, or generated on or by the Distributor Software.

Underwriting Agreement as of January 1, 2008                       Page 3 of 29
between PFPC Distributors, Inc. and HighMark Funds

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          (e)  Distributor agrees to use commercially reasonable efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that Distributor receives fees under any plan adopted by the Trust or any Fund pursuant to Rule 12b-1 under the 1940 Act, Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that Distributor receives shareholder services fees under any shareholder services plan adopted by the Trust or any Fund, Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that Distributor will enter into sales or servicing agreements with securities dealers, financial institutions, other financial intermediaries and other investment professionals, such as investment advisers, accountants and estate planning firms. Distributor will require each dealer with whom Distributor has a selling and/or servicing agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Distributor shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

          (d) Distributor shall not utilize any materials in connection with the sale or offering of Shares except each Fund's Prospectus and Statement of Additional Information and such other materials as the Trust or Fund shall provide or approve. The Trust agrees to furnish Distributor with sufficient copies of any and all: agreements, plans, communications with the public, or other materials which the Trust intends to use in connection any sales of Shares, in adequate time for Distributor to file and clear such materials with the proper authorities before they are put in use. Distributor and the Trust may agree that any such material does not need to be filed subsequent to distribution. In addition, the Trust agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by Distributor.

          (e) Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust. Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

          (f) No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall

Underwriting Agreement as of January 1, 2008                       Page 4 of 29
between PFPC Distributors, Inc. and HighMark Funds

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               be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Trust's Registration Statement, Articles of Incorporation, or bylaws.

          (g) Distributor undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Distributor hereunder. Except as specifically set forth herein, Distributor assumes no responsibility for such compliance by the Trust or any Fund or any other entity.

          (h) Distributor must obtain prior written consent from the Trust in the event Distributor or its associates engages, employs, or uses the service(s) of a third party not located in the United States of America. No engagement of a third party will relieve Distributor of its obligations under this Agreement.

4.        DUTIES AND OBLIGATIONS OF THE TRUST.

          (a) The Trust represents and warrants to Distributor that the Trust is an investment company registered under the 1940 Act and the Shares sold by each Fund are, and will be, registered under the 1933 Act.

          (b) The Trust represents to Distributor that all Registration Statements and Prospectuses filed by the Trust or any Fund with the SEC under the 1933 Act with respect to the Shares, to the best of the Trust's knowledge, have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Trust or any Fund by Distributor or any affiliate of Distributor expressly for use in the Registration Statement, the Trust represents and warrants to Distributor that, to the best of the Trust's knowledge, any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct to the best of the Trust's knowledge when such Registration Statement becomes effective; and that, to the best of the Trust's knowledge, no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a

Underwriting Agreement as of January 1, 2008                       Page 5 of 29
between PFPC Distributors, Inc. and HighMark Funds

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               purchaser of the Shares. Distributor may but shall not be
               obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Distributor' counsel, be necessary or advisable. Distributor shall promptly notify the Trust of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements that address Distributor's concerns within thirty (30) days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. The Trust authorizes Distributor to use any then current Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Shares.

          (c) The net asset value of the Shares shall be determined in the manner provided in each then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in each Prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

          (d) Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Trust or any Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Trust or Fund deem it advisable to accept such orders and to make such sales, and the Trust or Fund advises Distributor promptly of such determination.

          (e) Upon approval by the Trust, the Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate. The Trust shall notify Distributor in writing of the states in which the Shares may be sold and shall notify Distributor in writing of any changes to the information contained in the previous notification.

Underwriting Agreement as of January 1, 2008                       Page 6 of 29
between PFPC Distributors, Inc. and HighMark Funds

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          (f)  The Trust represents and warrants that it will not issue Shares of Funds that are not in compliance with the applicable conditions and qualifications set forth in Rule 2830 of the Conduct Rules of the FINRA, as amended from time to time, which enable a member of the FINRA to offer or sell shares of the Funds.

          (g) The Trust represents and warrants that it will comply with all prohibitions on transactions with affiliates of Distributor as outlined in Sections 12 and 17 of the 1940 Act, in reliance on a list of affiliates of Distributor that will be provided and regularly updated by Distributor.


5.        COMPENSATION.

          (a) As compensation for services rendered by Distributor during the term of this Agreement the Trust will pay, or cause a Fund or a Fund's sponsor or advisor to pay, to Distributor a fee or fees as may be agreed to from time to time in writing (the "Fee Letter") which is incorporated into this Agreement and may be amended from time to time.

          (b) The Trust acknowledges and agrees that Distributor will be entitled to the underwriter concession as compensation for its services as disclosed in each Fund's prospectus.

          (c) The Trust acknowledges that Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement, but only to the extent permitted by law.

          (d) The undersigned hereby represents and warrants to Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) to the best of its knowledge, any benefits accruing to Distributor or sponsor to the Trust or any Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by Distributor to such adviser or sponsor or any affiliate of the Trust relating to this Agreement, to the extent these benefits present a possible conflict of interest between any Fund and HighMark Capital Management, Inc.("HighMark"), have been fully disclosed to the Board of Trustees of the Trust, if required by law, and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

6.        DISPUTE RESOLUTION PROCESS.

Underwriting Agreement as of January 1, 2008                       Page 7 of 29
between PFPC Distributors, Inc. and HighMark Funds

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          (a)  Each of Distributor and the Trust shall appoint an individual
               ("EXECUTIVE CONTACT") who shall be the individual responsible for participating in the dispute resolution process described in this
               Section 6. Each Executive Contact shall possess the requisite corporate power and authority to negotiate and implement, on behalf of the party he or she represents a settlement of any dispute between the parties hereunder. Each of Distributor and the Trust shall have the right from time to time to appoint a successor to its then-current Executive Contact.

               Except with respect to claims for injunctive relief, the following procedure will be adhered to in all claims, disputes, and controversies arising out of or in connection with or relating to this Agreement or the breach or alleged breach of this Agreement. Upon the occurrence of a breach or default under this Agreement, the aggrieved Party must send the other Party to this Agreement ("Receiving Party") written notice of the nature of the claim, dispute or controversy, with as much detail as possible regarding the dispute (a "Dispute Notice").

          (b) To the extent any provision or Exhibit of this Agreement shall provide a specific cure period applicable to a specific breach, and or, a specific remedy applicable to such breach, such provisions of this Agreement shall govern the breach, unless the breach is either (i) disputed by a Party or (ii) the cure of the breach is disputed by a Party. In the event a breach occurs for which this Agreement does not provide a specific cure period, a Party shall have thirty (30) days from its receipt of written notice of the breach to cure the breach. If a breach is disputed by a Party, or a cure of a breach is disputed by a Party, the dispute shall be governed by this Section 6 "DISPUTE RESOLUTION PROCESS".

          (c) The respective managers of the parties who are responsible for the day-to-day management of the relationship contemplated by this Agreement (the "DESIGNEE MANAGERS") shall meet within ten days after the date of receipt of the Dispute Notice to attempt to reach an agreement about the nature of the dispute and a resolution of the dispute. If the Designee Managers are unable to resolve the dispute within such time period, the Executive Contacts of the parties shall meet within thirty days after the date of receipt of the Dispute Notice to attempt to reach an agreement about the nature of the dispute and a resolution of the dispute. If the Executive Contacts cannot resolve the dispute within such time period or any agreed upon extension, or if the terms and conditions of the resolution or settlement of the dispute are breached, either party may institute legal proceedings or litigation against the other as it deems necessary. Except with respect to the matter in dispute, pending resolution of any dispute covered by this Section 6, both parties will continue their performance under this Agreement including, without limitation, the Trust's payment of all amounts due to Distributor.


Underwriting Agreement as of January 1, 2008                        Page 8 of 29
between PFPC Distributors, Inc. and HighMark Funds

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7.        INSTRUCTIONS.

          (a) Unless otherwise provided in this Agreement, Distributor shall act only upon Oral Instructions or Written Instructions.

          (b) Distributor shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by Distributor to be an Authorized Person) pursuant to this Agreement. Distributor may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Trust's organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Board of Trustees or any of the Fund's shareholders, unless and until Distributor receives Written Instructions to the contrary.

          (c) The Trust agrees to forward to Distributor Written Instructions confirming Oral Instructions so that Distributor receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Distributor or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or Distributor' ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Distributor shall incur no liability to the Trust or any Fund in acting upon such Oral Instructions or Written Instructions provided that Distributor' actions comply with the other provisions of this Agreement.

8.        RIGHT TO RECEIVE ADVICE.

          (a) ADVICE OF THE TRUST. If Distributor is in doubt as to any action it should or should not take, Distributor may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

          (b) ADVICE OF COUNSEL. If Distributor shall be in doubt as to any question of law pertaining to any action it should or should not take, Distributor may request advice from counsel of its own choosing (who may be counsel for the Trust or the Trust's investment adviser or counsel for Distributor, at the option of Distributor). In the event counsel for the Trust or the Trust's investment adviser responds to such requests from Distributor, and in connection therewith incurs legal fees or costs, the parties shall use good faith efforts to equitably and appropriately allocate such fees or costs; with the understanding that Distributor shall not be responsible for legal fees or costs occasioned by Distributor's provision of


Underwriting Agreement as of January 1, 2008                        Page 9 of 29
between PFPC Distributors, Inc. and HighMark Funds

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               services covered by this agreement and in the normal course of business.

          (c) CONFLICTING ADVICE. In the event of a conflict between positions or advice or Oral Instructions or Written Instructions Distributor receives from the Trust, and the advice or positions it receives from counsel, Distributor may rely upon and follow the advice or positions of counsel. Nothing in this section shall be construed so as to impose an obligation upon Distributor (i) to seek such positions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such positions or advice unless, under the terms of other provisions of this Agreement, the same is a condition of Distributor' properly taking or not taking such action.

9.        RECORDS; VISITS.

          (a) The books and records pertaining to the Trust or any Fund, which are in the possession or under the control of Distributor, shall be the property of the Trust and Fund. Such books and records shall be prepared and maintained as required by the applicable Securities Laws and other rules and regulations including FINRA Conduct Rules. The Trust and Authorized Persons shall have access to such books and records at all times during Distributor's normal business hours. Upon the reasonable request of the Trust or any Fund, copies of any books and records shall be provided by Distributor to the Trust or to an Authorized Person, at the Trust's reasonable expense.


          (b) Upon termination or expiration of this Agreement, all documents (including any tangible media) related to this Agreement or the services provided hereunder shall be handled as follows:

                (i) Distributor shall retain the books and records of the Trust specifically related to this Agreement and shall cooperate in making such books and records available to regulatory authorities upon request;

               (ii) Each party shall retain the documents it is required by law to maintain;

              (iii) Documents not covered by (i) or (ii) above shall be
                    returned to the party who owns the documents to the extent such party so requests, or destroyed to the extent such party requests destruction; provided that, any request for return or destruction is made within 90 days after the expiration or termination of this Agreement;

               (iv) All documents related to this Agreement or the services provided hereunder, retained by a party after termination or expiration of this


Underwriting Agreement as of January 1, 2008                       Page 10 of 29
between PFPC Distributors, Inc. and HighMark Funds

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                    Agreement, that contain Confidential Information of the
                    other party, shall be maintained subject to the provisions of Section 10 of this Agreement;

               (v) Either party may request a copy of any document related to this Agreement or the services provided hereunder retained by the other party after termination or expiration of this Agreement; provided that, the party making the request reimburses the other party for the reasonable copying cost; and

               (vi) Notwithstanding any other provision of this Section 9(b), any document related to this Agreement or the services provided hereunder, retained by a party after termination or expiration of this Agreement, may be destroyed by such party according to its normal records destruction schedule, provided that such schedule is consistent with applicable law.

10.       CONFIDENTIALITY.

          Each party shall keep confidential any confidential or proprietary information relating to the other party's business ("Confidential Information").

          (a)  Confidential Information shall include, but not be limited to,
               (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, processes, policies and procedures for marketing, sales, and customer service and support activities, financial service pricing and profitability; customer and vendor contracts and related documents, and internal performance results relating to the past, present or future business activities of the Trust, or Distributor, their respective subsidiaries and affiliated companies; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or Distributor a competitive advantage over its competitors; (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; (iv) the names, addresses, telephone and facsimile numbers, financial data, e-mail addresses, and any other "Non-Public Personal Information" as that term is used in the Gramm-Leach-Bliley Act of 1999 (the "Act"), regarding Fund shareholders or its affiliates' customers, or prospective customers; (v) all trading information, portfolio holdings information, investment models, asset allocation models, and any similar


Underwriting Agreement as of January 1, 2008                       Page 11 of 29
between PFPC Distributors, Inc. and HighMark Funds

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               information related to any Fund; and (vi) anything designated as confidential by Distributor or the Trust, in its sole and absolute discretion.

          (b)  Confidential Information does not include any information that
               (i) is in the public domain, other than as a result of breach by the recipient of the information of its obligations under this Agreement, (ii) is already known to the receiving party at the time it is obtained; or (iii) has been or is independently developed or obtained by the receiving party, without reference to any of the other party's Confidential Information.

          (c) The Trust hereby informs Distributor that (i) its investment adviser, HighMark, is subject to the consumer and customer privacy provisions of the Act and Federal regulations that implement the Act (the "Regulation"); (ii) the Confidential Information covered by this Agreement may include Non-Public Personal Information as defined in the Regulation; and (iii) that HighMark and the Trust have certain obligations to protect the Confidential Information from unauthorized disclosure to third parties. Distributor understands that Distributor's willingness and ability to reasonably cooperate with and assist HighMark and the Trust in this regard is a material factor in the Trust's willingness to enter into this Agreement, and such other agreements as the Trust may enter into, or have entered into, with Distributor through which agreements Confidential Information will be released from the Trust to Distributor. Distributor acknowledges that in the course of performing duties for the Trust it may receive, or otherwise have access to, data that may be Confidential Information of HighMark or the Trust. Distributor warrants that it has developed and implemented procedures reasonably designed to prevent the improper release of Confidential Information of HighMark or the Trust as required by the Act.


          (d) Specifically, and not by way of limitation, each party shall: (i) maintain Confidential Information of the other party in physical and electronically secure media and facilities, subject to commercially reasonable security procedures; (ii) not use, nor permit its employees, agents, consultants or affiliates to use, such Confidential Information for any purpose whatsoever except as permitted by this Agreement or as required by applicable law;
               (iii) neither use, nor permit use of, such data for any sales or marketing purposes; and (iv) make and enforce policies and procedures in hiring, training and supervision and monitoring of its staff, agents and consultants in proper handling and protection of Confidential Information., Neither party shall permit its employees or agents to download, use or maintain Confidential Information on laptops or other personal portable devices unless such information is encrypted with a reasonable level of encryption protection.


Underwriting Agreement as of January 1, 2008                       Page 12 of 29
between PFPC Distributors, Inc. and HighMark Funds

          (e) The Trust hereby informs Distributor that the Trust is a registered investment company. Distributor hereby informs the Trust that Distributor is a registered broker-dealer and affiliated with a national bank. As such, each of the Trust and Distributor is charged with a high standard with respect to its own, and its customers', personal and financial data, and, further, that such data can be misused if not treated appropriately; and, therefore, breach of any provision of this Agreement by a party may expose the other party to extraordinary reputational, financial, and market risks, and to risk of regulatory action, for which there is no adequate remedy at law or by way of damages alone. Therefore, each party stipulates and agrees that in the event of any allegation of violation, or allegation of any threatened violation, by it of the provisions of this Section 10, a temporary restraining order, or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention, or release of any such data in violation hereof.

          (f) Confidential Information may be disclosed under the following circumstances, provided that reasonable steps are taken in the respective circumstances to ensure that the party to whom the information is disclosed will maintain the confidentiality of the information: (i) Disclosure is required pursuant to a court order, subpoena, governmental or regulatory agency request or law; (ii) Disclosure is made in the good faith belief that it is materially relevant to the defense of a claim or cause of action asserted against the disclosing party, provided that the written consent of the other party has been obtained, unless the action is between the parties and/or a Fund); (iii) Disclosure is made in connection with an independent third party compliance or other review; or (iv) Disclosure is necessary or appropriate in connection with the provision of services under this Agreement.

          (g) Distributor shall notify the Trust of any security breach of information covered under California Civil Code Section 1798.82 in the most expedient time possible and without unreasonable delay, so as to enable the Trust to comply with Section 1798.82. Written confirmation must be sent within forty-eight (48) hours of Distributor's confirmation of such a security breach. Distributor shall notify the Trust of any other confirmed security breach of Confidential Information promptly following discovery.

          (h) Distributor agrees to provide the Trust written details regarding Distributor's internal investigation regarding any security breach. The Trust, at its reasonable discretion, may request Distributor undertake a second more in-depth investigation concerning specific aspects of the breach, and Distributor will undertake commercially reasonable efforts to so, and will provide to the Trust results of its findings. Distributor shall not notify any regulatory authority on


Underwriting Agreement as of January 1, 2008                       Page 13 of 29
between PFPC Distributors, Inc. and HighMark Funds
               behalf of the Trust unless the Trust specifically requests in writing that Distributor do so. For the avoidance of doubt, the foregoing sentence shall not prevent Distributor from making notifications to law enforcement agencies or any regulatory or governmental agencies with jurisdiction over Distributor. Distributor and the Trust shall work together to formulate a plan reasonably designed to prevent similar security breaches. In the event the Trust determines with reasonable likelihood that a misuse of Customer Information has occurred, Distributor shall reasonably cooperate with the Trust in attempting to rectify said breach, which may include notifying any Fund customers as the Trust reasonably deems affected. Distributor and the Trust shall jointly prepare a customer notice. All costs and expenses reasonably incurred by the Trust as a direct result of a security breach shall be borne by Distributor to the extent the breach is caused by Distributor's failure to maintain the Standard of Care (as defined below) in the performance of its duties under this Agreement.


          (i) The provisions of this Section 10 shall survive termination of this Agreement.



11.      STANDARD OF CARE/LIMITATIONS OF LIABILITY

          (a) Distributor shall use commercially reasonable efforts in the performance of its services under this Agreement; provided that, subject to the terms of this Section 11, Distributor shall be liable to the Trust (or any person or entity claiming through the Trust) for damages only to the extent caused by Distributor's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement ("STANDARD OF CARE").

          (b) Neither Distributor nor the Trust shall be liable for (i) any consequential, incidental, exemplary, punitive or special damages, or loss of profits arising out of or in connection with either party's respective obligations under this Agreement, whether or not the likelihood of such damages was known by such party; (ii) any damages that either party is required to pay for any reason whatsoever and regardless of the form of action, shall not exceed, in the aggregate, actual proven direct damages; and
               (iii) any damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party (except a third

Underwriting Agreement as of January 1, 2008                       Page 14 of 29
between PFPC Distributors, Inc. and HighMark Funds
               party directly or indirectly retained by such party); failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above; provided that Distributor uses commercially reasonable efforts to implement its business resumption plan as soon as practicable.

          (c) Distributor shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Distributor reasonably believes to be genuine. Distributor shall not be liable for any damages that are caused by actions or omissions taken by Distributor in accordance with Written Instructions or advice of counsel. Distributor shall not be liable for any damages to the extent arising out of any action or omission to act by any prior service provider of the Trust's or for any failure to discover any such error or omission despite reasonable diligence.

          (d) Neither party may commence an action (e.g. lawsuit or arbitration) against the other party or any of its affiliates more than 18 months after the date upon which such party discovered (or, exercising reasonable diligence, should have discovered) the facts upon which such action is based.

          (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

          (f)  This Section 11 shall survive termination of this Agreement.

12.       INDEMNIFICATION.

          (a) Unless Distributor fails to meet its Standard of Care (defined in Section 11 above), the Trust agrees to indemnify, defend and hold harmless Distributor and its affiliates from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including reasonable attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from any action taken or omitted to be taken by Distributor in connection with the provision of services to the Trust.

          (b) Unless Distributor fails to meet its Standard of Care (defined in Section 11 above), the Trust agrees to indemnify, defend and hold harmless Distributor, its officers, directors, and employees, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys' fees) which

Underwriting Agreement as of January 1, 2008                       Page 15 of 29
between PFPC Distributors, Inc. and HighMark Funds

               Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or
               (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust or any Fund by Distributor or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable;

          (c) The Trust acknowledges and agrees that in the event that Distributor, at the request of the Trust or any Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer or other financial intermediary selling Shares of the Funds or servicing the shareholders of the Funds and such broker-dealer or financial intermediary shall make a claim for indemnification against Distributor, Distributor shall make a similar claim for indemnification against the Trust.

          (d) Distributor agrees to indemnify and hold harmless the Trust and each Fund, its several officers, Trustees, and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act, against any and all claims, suits, actions, obligations, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys' fees and court costs, travel costs and any reasonable out-of-pocket costs related to dispute resolution), which the Trust, its officers, Board Members or any such controlling person may incur (i) arising from Distributor's failure to perform its duties under this Agreement according to the Standard of Care, or
               (ii) arising under the 1933 Act, under any other statute, at common law or otherwise; PROVIDED, HOWEVER, Distributor is obligated to indemnify under this sub-section d(ii) only to the extent that such liability or expense arose out of and is based upon (i) the acquisition of any Shares by any person; (ii) which may be based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) such untrue statement or omission


Underwriting Agreement as of January 1, 2008                       Page 16 of 29
between PFPC Distributors, Inc. and HighMark Funds
               was made in reliance upon information furnished or confirmed in writing to the Trust or Fund by Distributor or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

          (e) In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any Fund or any of its officers or trustees in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.



          (f)  LEGAL ACTION AGAINST INDEMNIFICATION PARTY:

               (i) NOTICE OF THE ACTION. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action. But a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

Underwriting Agreement as of January 1, 2008                       Page 17 of 29
between PFPC Distributors, Inc. and HighMark Funds

               (ii) PARTICIPATING IN OR ASSUMING THE DEFENSE. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party: (1) must select an attorney that is satisfactory to the other party (but the other party must not unreasonably withhold its consent); (2) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except as approved by the indemnifying party; (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and (4) is not liable for any compromise or settlement made without its consent, which shall not be unreasonably withheld.

              (iii) FAILING TO ASSUME THE DEFENSE. If the indemnifying party fails to participate in or assume the defense within 30 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

          (g)  This Section 12 shall survive termination of this Agreement.

13.       DURATION AND TERMINATION.

          (a) This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty (60) days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, or by Distributor. This Agreement may be terminated with respect to one or more Funds, or with respect to the entire Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

          (b) Upon the termination of this Agreement as set forth in this section, and upon HighMark's written request, Distributor shall, if requested by HighMark, make a good faith effort to facilitate a conversion to HighMark's successor service


Underwriting Agreement as of January 1, 2008                       Page 18 of 29
between PFPC Distributors, Inc. and HighMark Funds
               provider; provided that Distributor does not guarantee that it will be able to effect a conversion on the date(s) requested by HighMark.

14.       NOTICES.

          All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) and delivered in person, by telecopy, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the persons listed below at the following addresses:

          To Distributor:

                  PFPC Distributors, Inc.
                  760 Moore Road
                  King of Prussia, PA 19406
                  Attention: Bruno Di Stefano

          With a copy to:

                  Jodi Jamison
                  Chief Legal Officer
                  PFPC Distributors, Inc.
                  301 Bellevue Parkway
                  Wilmington, DE 19809

          To the Trust:

                  The HighMark Funds
                  350 California Street
                  San Francisco, CA 94140
                  Attention:  President

          If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.


15.       AMENDMENTS.

          This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by both parties.

Underwriting Agreement as of January 1, 2008                       Page 19 of 29
between PFPC Distributors, Inc. and HighMark Funds

16.       ASSIGNMENT.

          Distributor may assign its rights hereunder to any majority-owned direct or indirect subsidiary of Distributor or of The PNC Financial Services Group, Inc. to the extent permitted by the 1940 Act and the rules thereunder. The Trust may also assign its rights hereunder to the extent permitted by the 1940 Act and the rules thereunder. Any other assignment will result in immediate termination of this Agreement.

17.       NON-SOLICITATION.

          During the term of this Agreement and for one year thereafter, neither party shall (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of the other party's employees without prior written consent of that party. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of an employee if that employee was identified by such entity solely as a result of the employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

18.       COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.       FURTHER ACTIONS.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

20.       MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.


          (b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Trust agrees to notify Distributor of any


Underwriting Agreement as of January 1, 2008                       Page 20 of 29
between PFPC Distributors, Inc. and HighMark Funds
               modifications made to its registration statement or a any Fund or HighMark policies which would affect Distributor's responsibilities under this Agreement; provided that Distributor shall not be bound by any such modifications which, in either case, would affect materially the obligations or responsibilities of Distributor hereunder unless Distributor shall have accepted such modifications, which approval shall not be unreasonably withheld.

          (c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (d) INFORMATION. The Trust will provide such information and documentation as Distributor may reasonably request in connection with services provided by Distributor to the Trust or any Fund.

          (e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law. The prevailing party in any lawsuit brought under this Agreement shall be entitled to its costs of suit including reasonable attorney's fees. For purposes of this provision, a party shall be deemed to be the "prevailing party" with respect to an action only if the tribunal deciding such action determines that such party has prevailed on a substantial portion of its claims in such action such that it is equitable for such party to be awarded attorneys' fees and court costs.

          (f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof except for HighMark.

          (h) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, Distributor hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

Underwriting Agreement as of January 1, 2008                       Page 21 of 29
between PFPC Distributors, Inc. and HighMark Funds

          (i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

          (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, Distributor will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. Distributor may also ask (and may have already asked) for additional identifying information, and Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

          (k) MASSACHUSETTS BUSINESS TRUST. The names "HighMark Funds" and "Board of Trustees" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations "HighMark Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of the Trust must look solely to the assets of such series for the enforcement of any claims against the Trust with respect to such series.

          (l) WAIVER OF JURY TRIAL. THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THE WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES EACH ACKNOWLEDGE THAT THE WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT


Underwriting Agreement as of January 1, 2008                       Page 22 of 29
between PFPC Distributors, Inc. and HighMark Funds

               EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THE WAIVER. THE WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY COURT.

     IN WITNESS WHEREOF, the parties hereto have caused this Underwriting Agreement to be executed as of the day and year first above written.

                                         PFPC DISTRIBUTORS, INC.


                                         By: /s/ Bruno Di Stefano
                                            ------------------------------------

                                         Title: Vice President
                                               ---------------------------------




                                         HIGHMARK FUNDS


                                         By:   /s/ Earle A. Malm II
                                            ------------------------------------

                                         Title:  President and CEO
                                               ---------------------------------

Underwriting Agreement as of January 1, 2008                       Page 23 of 29
between PFPC Distributors, Inc. and HighMark Funds

                                    EXHIBIT A



     THIS EXHIBIT A, dated as of January 1, 2008, is Exhibit A to that certain Underwriting Agreement dated as of January 1, 2008, between PFPC Distributors, Inc. and the HighMark Funds, a Massachusetts business trust.



                                   PORTFOLIOS


HighMark Balanced Fund
HighMark Cognitive Value Fund
HighMark Core Equity Fund
HighMark Enhanced Growth Fund
HighMark International Opportunities Fund
HighMark Large Cap Growth Fund
HighMark Large Cap Value Fund
HighMark Small Cap Advantage Fund
HighMark Small Cap Value Fund
HighMark Value Momentum Fund
HighMark Capital Growth Allocation Fund
HighMark Diversified Equity Allocation Fund
HighMark Growth & Income Allocation Fund
HighMark Income Plus Allocation Fund
HighMark Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark National Intermediate Tax-Free Bond Fund
HighMark Short Term Bond Fund
HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark U. S. Government Money Market Fund
HighMark 100% U. S. Treasury Money Market Fund



Underwriting Agreement as of January 1, 2008                       Page 24 of 29
between PFPC Distributors, Inc. and HighMark Funds

                                    EXHIBIT B

     THIS EXHIBIT B, dated as of January 1, 2008 is a part of that certain Underwriting Agreement dated as of January 1, 2008 between PFPC Distributors, Inc. and the HighMark Funds, a Massachusetts business trust.


                         OFFICERS OF THE HIGHMARK FUNDS

                   President                 Earle A. Malm  II
                   Treasurer                 Pamela L. O'Donnell
                   Vice President &
                   Assistant Secretary       R. Gregory Knopf



Underwriting Agreement as of January 1, 2008                       Page 25 of 29
between PFPC Distributors, Inc. and HighMark Funds

                                    EXHIBIT C

     THIS EXHIBIT C, dated as of January 1, 2008 is a part of that certain Underwriting Agreement dated as of January 1, 2008 between PFPC Distributors, Inc. and the HighMark Funds, a Massachusetts business trust.


Additional Contract Provisions

I.  PROPERTY RIGHTS

(a) Except as otherwise provided by law or otherwise stated herein, any intellectual property created by Distributor, its employees or agents during the term of the Agreement and as part of its duties under this Agreement are the property of the Trust; except that the following property shall be excluded: (i) computer or systems code, software, systems, manuals, procedures and similar property, (ii) policies, procedures or processes developed by Distributor with the intention that such property be applicable to other clients as well as to the Trust, and any property reflecting same, and (iii) ideas, concepts, rights of copyright, patent or trade secrets related to any of the foregoing. Distributor hereby assigns to the Trust all proprietary rights in any Trust-owned property, including rights of copyright, patent or trade secrets, and Distributor agrees to take any other action reasonably necessary to confirm the Trust's ownership of such Trust-owned property at the Trust's expense. Distributor hereby grants the Trust a non-exclusive license to use any property described in item (ii) above to the extent it constitutes books and records of the Trust or spreadsheet format after the termination or expiration of this Agreement, but only in connection with servicing the Trust.

(b) Distributor shall not acquire any intellectual property rights in any property transferred by the Trust to Distributor in connection with this Agreement. The Trust shall not acquire any intellectual property rights in any Distributor intellectual property whether or not created in connection with this Agreement.

(c) Distributor hereby warrants during the term of this Agreement that to Distributor's knowledge, the Trust's use of any Distributor intellectual property furnished to the Trust in connection with this Agreement shall not infringe any copyright, trade secret, trademark, or trade dress right and that such property is not subject to any security interest held by any third party.

II.  INSURANCE.

     Without limiting Distributor's liability to the Trust or third parties hereunder, Distributor agrees to maintain the following insurance coverages with insurance carriers with A.M. Best rating of at least A- VII, or otherwise acceptable to HCM, in HCM's sole discretion:

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          (a) REQUIRED COVERAGE.

              (i) All insurance coverages required by federal and state law and statute having jurisdiction over Distributor, including Worker's Compensation Insurance and Employers' Liability Insurance. The Employers' Liability Insurance shall have a minimum coverage of at least $500,000 for each person;

              (ii) Comprehensive or Commercial General Liability Insurance, including coverage for Products and Completed Operations, and Blanket Contractual Liability for obligation undertaken by Distributor to the Trust under this Agreement. Such Comprehensive General Liability Insurance shall provide for minimum Combined Bodily Injury and Property Damage Coverage Limits of at least $3,000,000, per occurrence, and name the Trust as Additional Insured;

              (iii) Comprehensive Automobile Liability Insurance including coverage for Hired & Non-Owned Automobile Liability, with Combined bodily Injury and Property Damage Coverage Limits, per occurrence, of at least $1,000,000, naming the Trust as Additional Insured; and

              (iv) Comprehensive Crime Policy (CCP) including Employees Dishonest/Fidelity Coverage for all Distributor's employees, officers and agents, and On-Premises (Loss Inside the Premises) and In-Transit (Loss Outside the Premises). The CCP shall have a minimum of at least $2,500,000, per occurrence.

              (v) Professional Liability Coverage (Errors and Omissions) for a minimum coverage of at least $2,500,000 per occurrence.

          (b) PRIMARY & NON-CONTRIBUTING ENDORSEMENT. All insurance must include a Primary & Non-Contributing Endorsement.

          (c) CERTIFICATES OF INSURANCE. Prior to performance of any services or commencement of any work under this Agreement, Distributor shall furnish to the Trust Certificates of Insurance evidencing such required insurance coverages and naming the Trust as Additional Insured (for coverages required by items (ii) and (iii) above). Said Certificates will include a provision whereby the Insurance Carrier is required to provide, directly to the Trust, thirty (30) days advance written notice before termination, change or cancellation of coverage takes effect for such policies evidenced on such Certificate, regardless of whether canceled by PFPC Distributors, the Insured, or the Insurance Carrier.

          (d) Distributor may maintain the coverages set forth above through its affiliates. A deductible provision may be included in each coverage above in an amount determined in the sole discretion of Distributor's affiliates. Distributor may elect at any time, subject to thirty (30) days advance written notice to the Trust during this Agreement, to terminate any of the above non-statutory coverage to self-insure on the basis of the financial strength of Distributor and its affiliates without it constituting a breach or violation of this Agreement. Notwithstanding the foregoing, Distributor shall not take any action under this sub-section

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          II(d) that will materially diminish the protection afforded to HCM by the coverages otherwise required in this Section II.


III.   RIGHT TO AUDIT:

          During the term of this Agreement, the Trust and the Trust's federal and state governmental regulators shall have the right, upon reasonable notice, and at times mutually agreeable to the Trust and
          Distributor:

          (a) to receive from Distributor annual audited financial reports;

          (b) to enter Distributor premises or such other premises where Distributor's data is stored, within site security guidelines, for the purpose of verifying data security access procedures and operational processes; provided that any such visits shall be made in coordination with Distributor, and such visits shall be performed in a manner designed not to unreasonably interrupt or unreasonable disrupt Distributor's business.

          (c) to review, participate in, and test in Distributor's contingency planning for the sole purpose of determining that the services that are subject of this Agreement can be restored within an acceptable timeframe. Distributor shall have: a) documented contingency plan; b) the ability to recover at a location separate from its normal production center; c) conducted an exercise of the plan within the last 12 months; d) updated the plan within the last 12 months, recuringly; and e) the ability to recover critical services within timeframes congruent to Distributor's current Business Resiliency Program requirements.

          Should any such audit request or visits by the Trust take more than an amount of Distributor time per year that is reasonably necessary for Distributor to assist the Trust in accomplishing the purposes set forth in this Section III, then the Trust shall pay Distributor for each additional hour of such Distributor service in response to an audit at a commercially reasonable standard time and materials rate. The previous sentence shall not apply to annual audits pursuant to the SEC's Rule 38a-1 or audits or visits by any regulator or any governmental agency.

IV.   BACKGROUND CHECKS

Distributor warrants that all newly hired employees of Distributor are fingerprinted, and their prints are sent to the FBI for processing to determine if they have ever been convicted of, plead guilty or nolo contendere to, or entered a pre-trial disposition program (after November 28, 1999) with regard to a crime involving dishonesty, breach of trust or money laundering (as those terms are defined in the FDIC's current Statement of Policy). Any employee found as a result to have committed any such crime (other than one that is considered de minimus under the FDIC's

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between PFPC Distributors, Inc. and HighMark Funds

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Statement of Policy) will not be permitted to perform services under this
Agreement for the Trust.

V. TRAVEL POLICY

The Trust will reimburse Distributor for all preapproved travel and out-of-pocket expenses related to travel solely in connection with services provided under this Agreement. The Trust's written consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust may require as a condition of its consent that any Distributor travel and out-of-pocket expenses must materially comply with the provisions of any travel policy or expense reimbursement policy of HighMark as communicated to Distributor from time to time.


Underwriting Agreement as of January 1, 2008                       Page 29 of 29
between PFPC Distributors, Inc. and HighMark Funds